UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EQUINIX, INC.

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FAQ

Equinix REIT Charter Amendment Proposal

On April 28, 2014, Equinix filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission seeking shareholder approval of an amendment to Equinix’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to impose ownership and transfer restrictions in connection with Equinix’s real estate investment trust (“REIT”) conversion plan. The following summary is qualified entirely by reference to Proposal 4 and Appendix A in such Proxy Statement.

Overview

•	What is the Charter Amendment?

The Charter Amendment imposes certain ownership limitations and transfer restrictions in connection with our plan to pursue conversion to a REIT.

•	Why is a Charter Amendment being proposed?

In order to satisfy REIT requirements.

•	What if the Charter Amendment does not pass or receive sufficient approval?

If the Charter Amendment does not receive sufficient support, the Board will consider other means of protecting Equinix’s REIT status.

•	What is Equinix’s Board recommending?

Equinix’s Board recommends a vote in favor of the Charter Amendment as we require approval of a significant majority of our outstanding shares in order to monitor our REIT compliance.

Frequently Asked Questions

1.	Why the Charter Amendment?

Our Board is recommending that our stockholders adopt the Charter Amendment because it is the most effective way to monitor Equinix’s compliance with REIT requirements.

2.	What are the REIT requirements the Charter Amendment addresses?

There are three REIT requirements this Charter Amendment addresses:

•	The “5/50” Test – Not more than 50% of the value of the outstanding shares of Equinix stock may be owned, directly or indirectly, by five or fewer “individuals”.

•	The Affiliated Tenant Rule – A person actually or constructively owning 10% or more of the vote or value of the outstanding shares of Equinix’s stock could lead to a level of affiliation between Equinix and one or more of our tenants that could disqualify Equinix’s revenues from the affiliated tenants and possibly jeopardize or otherwise adversely impact Equinix’s qualification as a REIT.

•	The Transfer Restriction — Prohibits any person from transferring shares of Equinix stock if such transfer would result in shares of Equinix stock being beneficially owned by fewer than 100 persons.

3.	What does the Charter Amendment include?

In summary, the Charter Amendment (i) provides that no shareholder, without prior approval, may own more than 9.8% of Equinix’s outstanding shares or any class of Equinix stock; and (ii) prohibits transfers or ownership of Equinix shares if such transfer or ownership would jeopardize Equinix’s REIT status or qualification.

4.	Do all REITs have to do this?

Yes, the charters of substantially all public, listed REITs contain comparable stock ownership and transfer restrictions.

5.	How many votes are needed?

We need a majority of our outstanding shares of common stock to vote in favor to amend our Charter. Without the approval of a significant majority of outstanding shares, the Board may consider whether the non-binding nature of the Charter Amendment on the shares that did not vote in favor of the proposal should cause it to consider additional means of protecting Equinix’s REIT status.

6.	When will the Charter Amendment become effective?

If the Charter Amendment is approved, it will become effective upon filing with the Delaware Secretary of State, which filing Equinix expects to make promptly after the Annual Meeting.

7.	What happens to the shares that do not vote “for”, “abstain” or are not represented?

The ownership and transfer restrictions will not be binding on any shares of Equinix stock that are not voted in favor of the Proposal. As such, approval of a significant majority of outstanding shares is required in order to monitor our REIT compliance.

8.	What happens if Charter Amendment does not pass and what are your options?

The Board will consider other means of protecting Equinix’s REIT status.

9.	Does this mean you have the PLR or are more confident in becoming a REIT?

We have no comments on our PLR status beyond what we have already stated publicly.

10.	If the Charter Amendment passes, does that mean you are definitely converting to a REIT?

The results of the Charter Amendment vote will be included with various other considerations that the Board, in its sole discretion, will use to determine if it is in the best interests of Equinix and our stockholders to proceed with our REIT conversion plan.

11.	How do you measure 9.8% ownership? Does the ownership of related entities need to be aggregated?

This depends on facts and circumstances. The applicable constructive ownership rules under the Internal Revenue Code of 1986, as amended, are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be treated as owned by one individual or entity.

12.	Could the Charter Amendment deter/prevent a takeover of Equinix?

The ownership limitations and transfer restrictions could have the effect of delaying, deferring or preventing a takeover.

13.	What would happen if this Charter Amendment passes and Equinix does not become a REIT?

The ownership limitations will not apply if, after the approval and adoption of the Charter Amendment, the Board determines that it is no longer in the best interests of Equinix to attempt to qualify as a REIT.

14.	What are the mechanisms to enforce holders to be compliant?

The number of shares causing the violation will be automatically transferred to a trust for the exclusive benefit of a designated charitable beneficiary. In addition, if the Board determines that a proposed transfer would violate the restrictions on ownership and transfer, the Board may take action to prevent such violation.

15.	Could the Board grant special permission for an investor to go above the 9.8% threshold?

Yes, the Charter Amendment also provides that the Board may, in its sole discretion, exempt an investor from the ownership limits. The Board, however, may not exempt from the ownership limits any person whose ownership of outstanding Equinix stock in violation of these limits would result in Equinix failing to qualify as a REIT.

For additional questions, please contact Equinix IR at invest@equinix.com.

In addition, if you have any questions or require any assistance with voting your shares, please contact our proxy solicitation firm, Georgeson Inc., at 1-866-203-9357.

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